As filed with the Securities and Exchange Commission on March 17, 2004

Registration No. 333-100433

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLEETBOSTON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

RHODE ISLAND	05-0341324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 FEDERAL STREET, BOSTON, MASSACHUSETTS	02110
(Address of Principal Executive Offices)	(Zip Code)

FLEETBOSTON FINANCIAL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

GARY A. SPIESS, ESQ. Executive Vice President, General Counsel and Secretary FLEETBOSTON FINANCIAL CORPORATION 100 Federal Street Boston, Massachusetts 02110 617-434-2870	JANICE B. LIVA, ESQ. Deputy General Counsel and Assistant Secretary FLEETBOSTON FINANCIAL CORPORATION 100 Federal Street Boston, Massachusetts 02110 617-434-8630

(Names, addresses and telephone numbers, including area codes, of agents for service)

DEREGISTRATION OF SECURITIES

On October 9, 2002, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-100433) (the “Form S-8”) registering 4,000,000 shares of the Registrant’s Common Stock, $0.01 par value (the “Shares”), to be issued to participants under the Registrant’s Employee Stock Purchase Plan (the “Plan”). The Plan was terminated after an aggregate of 525,245 Shares were issued to participants under the Form S-8. This Post-Effective Amendment No. 1 to Registration Statement No. 333-100433 on Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-100433 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the Commonwealth of Massachusetts, on the 17th day of March, 2004.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ CHARLES K. GIFFORD*
Charles K. Gifford Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-100433 on Form S-8 has been signed by the following persons in the capacities and on the 17th day of March, 2004.

Signature	Title

/s/ CHARLES K. GIFFORD* Charles K. Gifford	Chairman and Chief Executive Officer and Director

/s/ EUGENE M. MCQUADE Eugene M. McQuade	President and Chief Operating Officer and Director

/s/ ROBERT C. LAMB, JR. Robert C. Lamb, Jr.	Executive Vice President and Chief Financial Officer

/s/ ERNEST L. PUSCHAVER* Ernest L. Puschaver	Chief Accounting Officer

/s/ JOEL B. ALVORD* Joel B. Alvord	Director

William Barnet, III	Director

/s/ DANIEL P. BURNHAM* Daniel P. Burnham	Director

/s/ KIM B. CLARK* Kim B. Clark	Director

Signature	Title

/s/ PAUL J. CHOQUETTE, JR.* Paul J. Choquette, Jr.	Director

/s/ JOHN T. COLLINS* John T. Collins	Director

/s/ GARY L. COUNTRYMAN* Gary L. Countryman	Director

/s/ MARIAN L. HEARD* Marian L. Heard	Director

Robert M. Kavner	Director

/s/ THOMAS J. MAY* Thomas J. May	Director

/s/ DONALD F. MCHENRY* Donald F. McHenry	Director

/s/ TERRENCE MURRAY* Terrence Murray	Director

Michael B. Picotte	Director

/s/ FRANCENE S. RODGERS* Francene S. Rodgers	Director

Thomas M. Ryan	Director

T. Joseph Semrod	Director

Paul R. Tregurtha	Director

*By:	/s/ GARY A. SPIESS
Gary A. Spiess, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Post Effective Amendment No. 1 to Registration Statement No. 333-100433 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, on the 17th day of March, 2004.

FLEETBOSTON FINANCIAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ PATRICIA CALLAHAN FAY
Patricia Callahan Fay Director of Benefits Planning

EXHIBIT INDEX

Exhibit Number	Exhibit
24	Power of Attorney of certain officers and directors of the Registrant*

* Previously filed.